Exhibit 99.1
PRESS RELEASE	5700 Las Positas Road Livermore, California 94551 925-606-9200

FOR RELEASE February 23, 2022

McGrath RentCorp Announces Results for Fourth Quarter 2021

Company Announces 5% Dividend Increase

LIVERMORE, CA – February 23, 2022 – McGrath RentCorp (NASDAQ: MGRC) (the “Company”), a diversified business-to-business rental company, today announced total revenues for the quarter ended December 31, 2021 of $175.9 million, an increase of 18%, compared to the fourth quarter of 2020.  The Company reported net income of $28.4 million, or $1.16 per diluted share, for the fourth quarter of 2021, compared to net income of $31.2 million, or $1.27 per diluted share, for the fourth quarter of 2020.

Total revenues for the year ended December 31, 2021 increased to $616.8 million from $572.6 million in 2020, with adjusted EBITDA increasing $5.6 million, or 2%, to $246.6 million.  Net income for the year ended December 31, 2021 was $89.7 million, or $3.66 per diluted share, compared to $102.0 million, or $4.16 per diluted share, in 2020.

The Company also announced that the board of directors declared a quarterly cash dividend of $0.455 per share for the quarter ending March 31, 2022, an increase of $0.02, or 5%, over the prior year period. The cash dividend will be payable on April 29, 2022 to all shareholders of record on April 15, 2022.  This marks 31 consecutive years the Company has increased its annual dividend.

FOURTH QUARTER 2021 Company HIGHLIGHTS:

•	Rental revenues increased 20% year-over-year to $106.1 million.
•	Total revenues increased 18% year-over-year to $175.9 million.
•	Adjusted EBITDA[1] increased 12% year-over-year to $73.0 million.
•

Dividend rate increased 4% year-over-year to $0.435 per share for the fourth quarter of 2021.  On an annualized basis, this dividend represents a 2.4% yield on the February 22, 2022 close price of $72.98 per share.

Joe Hanna, President and CEO of McGrath RentCorp, made the following comments regarding these results and future expectations:

“We were pleased with our fourth quarter results.  Improved end market conditions in each of our three rental business segments enabled us to deliver a 20% increase in companywide rental revenues in the fourth quarter, compared to the prior year.  Modular rental revenues grew 29%, with approximately three quarters of the growth attributable to our Design Space and Kitchens To Go acquisitions.  Rental revenues at TRS-RenTelco and Adler Tanks grew 4% and 19%, respectively.  We were also pleased with the high volume of modular new equipment sales during the quarter, as some previously delayed projects were completed by year end.

2021 was a year of strategic growth investments, with particular emphasis on the modular acquisitions.   We expanded our geographic coverage, added new customers and welcomed new team members. I am extremely grateful to our team members who worked tirelessly throughout 2021 to serve our customers and integrate our new acquisitions. With the major integration steps now complete we are very focused on revenue and profit growth, as reflected by our 12% adjusted EBITDA growth in the fourth quarter.

We are encouraged by the positive rental demand trends since the start of the year.  Year to date new order bookings at Mobile Modular are up significantly from a year ago.  We are well positioned to continue growing this business as demand conditions continue to strengthen.

Our strategic priorities for the next few years are centered on our modular business.  We see significant opportunities to further expand our geographic coverage and to broaden the value we bring to customers with rental solutions, site related services and new modular equipment sales.  As we demonstrated in 2021, we expect to utilize a disciplined combination of organic investments and acquisitions to deploy growth capital and accelerate these priorities.  With an experienced leadership team, track record of execution, strong balance sheet and healthy free cash flow generation we are well positioned for long term growth”

Division HIGHLIGHTS:

All comparisons presented below are for the quarter ended December 31, 2021 to the quarter ended December 31, 2020 unless otherwise indicated.

Mobile Modular

The Company’s Mobile Modular division reported income from operations of $26.1 million, an increase of $3.6 million, or 16%, with Adjusted EBITDA increasing $8.4 million, or 28%, to $38.4 million.  Rental revenues increased 29% to $61.5 million, depreciation expense increased 32% to $7.6 million and other direct costs increased 38% to $15.1 million, which resulted in an increase in gross profit on rental revenues of 26% to $38.7 million.  The rental revenue increase reflects in part the new Design Space and Kitchens To Go customers that contributed approximately three quarters of the increase.  Rental related services revenues increased 8% to $17.6 million, primarily attributable to services performed during the lease and increased delivery and return delivery revenues at Portable Storage, with associated gross profit increasing 9% to $5.0 million.  Sales revenues increased 68% to $20.2 million, due to increased new and used equipment sales. Gross margin on sales was 33% compared to 27% in 2020, resulting in an increase in gross profit on sales revenues of $3.3 million. Selling and administrative expenses increased $8.2 million, or 50%, primarily due to increased employee salaries and benefit costs totaling $2.7 million, mostly from the addition of Design Space and Kitchens To Go employees, $2.4 million higher allocated corporate expenses and $1.7 million higher amortization of intangible assets associated with the Design Space and Kitchens To Go acquisitions.

TRS-RenTelco

The Company’s TRS-RenTelco division reported income from operations of $9.8 million, a decrease of $1.1 million, or 10%, with Adjusted EBITDA decreasing $0.4 million, or 2%, to $22.3 million.  Rental revenues increased 4% to $29.1 million, depreciation expense increased 5% to $11.9 million and other direct costs increased 12% to $4.9 million, which resulted in gross profit on rental revenues comparable to the prior year. Rental revenue increases were primarily from increased demand for general purpose equipment.  Sales revenues decreased 13% to $7.6 million while gross margin on sales improved to 51% in 2021 from 47% in 2020, which together resulted in a 7% decrease in gross profit on sales revenues to $3.8 million.  Selling and administrative expenses increased 11% to $6.8 million, primarily due to increased marketing and administrative expenses and higher allocated corporate expenses.

Adler Tanks

The Company’s Adler Tanks division reported income from operations of $2.8 million, an increase of 29%, with Adjusted EBITDA increasing $0.8 million, or 12%, to $7.8 million.  Rental revenues increased 19% to $15.5 million, as a result of broad based regional and end market demand. Depreciation expense was comparable to the prior year and other direct costs increased 47% to $3.4 million, which resulted in an increased gross profit on rental revenues of 21%, to $8.1 million. Rental related services revenues increased 10% to $5.9 million, with gross profit on rental related services decreasing 13%, to $1.1 million.  Selling and administrative expenses increased 16% to $6.7 million primarily due to increased employee salaries and benefit costs and higher allocated corporate expenses.

financial outlook:

For the full-year 2022, the Company expects:

		2022 Outlook	2021 Actual
•	Total revenue:	$675 million to $705 million	$616.8 million
•	Adjusted EBITDA 1, [2]:	$260 million to $275 million	$246.6 million
•	Gross rental equipment capital expenditures:	$117 million to $127 million	$114.1 million

1.

Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.  A reconciliation of actual net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.

2.

Information reconciling forward-looking Adjusted EBITDA to the comparable GAAP financial measures is unavailable to the Company without unreasonable effort because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Therefore, no reconciliation to the most comparable GAAP measures is provided. The Company provides Adjusted EBITDA guidance because it believes that Adjusted EBITDA, when viewed with the Company’s results under GAAP, provides useful information for the reasons noted in the reconciliation of actual Adjusted EBITDA to the most directly comparable GAAP measures at the end of this release.

About McGrath RentCorp:

Founded in 1979, McGrath RentCorp (Nasdaq: MGRC) is a diversified business-to-business rental company providing modular buildings, electronic test equipment, portable storage and tank containment solutions across the United States and other select North American regions.  The Company’s rental operations consist of four divisions: Mobile Modular rents and sells modular buildings to fulfill customers’ temporary and permanent classroom and office space needs; TRS-RenTelco rents and sells electronic test equipment; Adler Tank Rentals rents and sells containment solutions for hazardous and nonhazardous liquids and solids; and Mobile Modular Portable Storage provides portable storage rental solutions.  For more information on McGrath RentCorp and its operating units, please visit our websites:

Corporate – www.mgrc.com

Modular Buildings – www.mobilemodular.com

Electronic Test Equipment – www.trsrentelco.com

Tanks and Boxes – www.adlertankrentals.com

Portable Storage – www.mobilemodularcontainers.com

School Facilities Manufacturing – www.enviroplex.com

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings.  You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

Conference Call Note:

As previously announced in its press release of January 20, 2022, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on February 23, 2022 to discuss the fourth quarter 2021 results.  To participate in the teleconference, dial 1-844-707-0666 (in the U.S.), or 1-703-639-1220 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/.  A replay will be available for 7 days following the call by dialing 1-855-859-2056 (in the U.S.), or 1-404-537-3406 (outside the U.S.).  The pass code for the conference call replay is 8842099.  In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward looking statements.  These forward-looking statements also can be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plan,” “predict,” “project,” or “will,” or the negative of these terms or other comparable terminology.   In particular, Mr. Hanna’s statements about the expectation to deploy more rental equipment capital and to expand the breadth of products and services to the Company’s customers, optimism about the overall positive rental demand trends, to further expand geographic coverage through the utilization of organic investments and acquisitions, and that the Company is positioned for long term growth, as well as the statements regarding the full year 2022 in the “Financial Outlook” section, are forward-looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: the duration of the ongoing COVID-19 pandemic and its economic impact, the extent and length of the restrictions associated with COVID-19 pandemic, the health of the education and commercial markets in our modular building division; the activity levels in the general purpose and communications test equipment markets at TRS-RenTelco; the utilization levels and rental rates of our Adler Tanks liquid and solid containment tank and box rental assets; continued execution of our performance improvement initiatives; our ability to successfully increase prices to offset cost increases; and our ability to effectively manage our rental assets, as well as the factors disclosed under “Risk Factors” in the Company’s Form 10-K and other SEC filings.

Forward-looking statements are made only as of the date hereof.  Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share amounts)	2021	2020	2021	2020
Revenues
Rental	$106,076	$88,517	$390,013	$351,790
Rental related services	24,191	22,367	98,061	92,393
Rental operations	130,267	110,884	488,074	444,183
Sales	44,732	37,238	125,235	124,604
Other	912	858	3,524	3,767
Total revenues	175,911	148,980	616,833	572,554
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	23,671	21,226	91,887	85,866
Rental related services	18,020	16,345	74,256	68,105
Other	23,373	17,647	91,069	73,818
Total direct costs of rental operations	65,064	55,218	257,212	227,789
Costs of sales	28,579	23,108	78,600	81,019
Total costs of revenues	93,643	78,326	335,812	308,808
Gross profit	82,268	70,653	281,021	263,746
Selling and administrative expenses	39,295	29,628	148,600	122,993
Income from operations	42,973	41,025	132,421	140,753
Other income (expense):
Interest expense	(3,247)	(1,983)	(10,455)	(8,787)
Foreign currency exchange (loss) gain	(25)	267	(210)	78
Income before provision for income taxes	39,701	39,309	121,756	132,044
Provision for income taxes	11,254	8,133	32,051	30,060
Net income	$28,447	$31,176	$89,705	$101,984
Earnings per share:
Basic	$1.17	$1.29	$3.70	$4.22
Diluted	$1.16	$1.27	$3.66	$4.16
Shares used in per share calculation:
Basic	24,252	24,119	24,220	24,157
Diluted	24,537	24,453	24,515	24,531
Cash dividends declared per share	$0.435	$0.420	$1.74	$1.68

MCGRATH RENTCORP

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,
(in thousands)	2021	2020
Assets
Cash	$1,491	$1,238
Accounts receivable, net of allowance for doubtful accounts of $2,125 in 2021 and $2,100 in 2020	159,499	123,316
Rental equipment, at cost:
Relocatable modular buildings	1,040,094	882,115
Electronic test equipment	361,391	333,020
Liquid and solid containment tanks and boxes	309,908	315,706
	1,711,393	1,530,841
Less: accumulated depreciation	(646,169)	(592,725)
Rental equipment, net	1,065,224	938,116
Property, plant and equipment, net	135,325	136,210
Prepaid expenses and other assets	54,945	41,549
Intangible assets, net	47,049	7,118
Goodwill	132,393	28,197
Total assets	$1,595,926	$1,275,744
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$426,451	$222,754
Accounts payable and accrued liabilities	136,313	108,334
Deferred income	58,716	45,975
Deferred income taxes, net	242,425	216,077
Total liabilities	863,905	593,140
Commitments and contingencies (Note 9)
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,260 shares as of December 31, 2021 and 24,128 shares as of December 31, 2020	108,610	106,289
Retained earnings	623,465	576,419
Accumulated other comprehensive loss	(54)	(104)
Total shareholders’ equity	732,021	682,604
Total liabilities and shareholders’ equity	$1,595,926	$1,275,744

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Twelve Months Ended December 31,
(in thousands)	2021	2020
Cash Flows from Operating Activities:
Net income	$89,705	$101,984
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	106,695	94,643
Deferred income taxes	26,348	(2,193)
Provision for doubtful accounts	451	1,343
Share-based compensation	7,666	5,549
Gain on sale of used rental equipment	(25,441)	(19,329)
Foreign currency exchange loss (gain)	210	(78)
Amortization of debt issuance costs	15	11
Change in:
Accounts receivable	(24,397)	3,440
Prepaid expenses and other assets	(6,816)	3,807
Accounts payable and accrued liabilities	12,226	316
Deferred income	9,082	(8,989)
Net cash provided by operating activities	195,744	180,504
Cash Flows from Investing Activities:
Purchases of rental equipment	(114,145)	(86,329)
Purchases of property, plant and equipment	(2,680)	(13,724)
Cash paid for acquisition of businesses	(283,124)	—
Cash paid for acquisition of Titan business assets	(6,585)	—
Cash paid for acquisition of non-compete agreements	(2,500)	—
Proceeds from sales of used rental equipment	57,337	47,052
Net cash used in investing activities	(351,697)	(53,001)
Cash Flows from Financing Activities:
Net borrowing (repayment) under bank lines of credit	143,729	(70,689)
Borrowings under note purchase agreement	100,000	—
Principal payment of Series B senior notes	(40,000)	—
Repurchase of common stock	—	(13,617)
Taxes paid related to net share settlement of stock awards	(5,345)	(4,376)
Payment of dividends	(42,182)	(39,769)
Net cash provided by (used in) financing activities	156,202	(128,451)
Effect of foreign currency exchange rate changes on cash	4	(156)
Net increase (decrease) in cash	253	(1,104)
Cash balance, beginning of period	1,238	2,342
Cash balance, end of period	$1,491	$1,238
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$10,326	$9,050
Net income taxes paid, during the period	$9,087	$34,903
Dividends accrued during the period, not yet paid	$11,280	$10,083
Rental equipment acquisitions, not yet paid	$5,750	$4,373

1.	Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
2.	Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
3.	Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
4.	Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended December 31, 2021
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$61,451	$29,079	$15,546	$—	$106,076
Rental related services	17,604	731	5,856	—	24,191
Rental operations	79,055	29,810	21,402	—	130,267
Sales	20,216	7,563	769	16,184	44,732
Other	431	361	120	—	912
Total revenues	99,702	37,734	22,291	16,184	175,911

Costs and Expenses
Direct costs of rental operations:
Depreciation	7,634	11,945	4,092	—	23,671
Rental related services	12,634	643	4,743	—	18,020
Other	15,120	4,881	3,372	—	23,373
Total direct costs of rental operations	35,388	17,469	12,207	—	65,064
Costs of sales	13,631	3,738	552	10,658	28,579
Total costs of revenues	49,019	21,207	12,759	10,658	93,643

Gross Profit
Rental	38,697	12,253	8,082	—	59,032
Rental related services	4,970	88	1,113	—	6,171
Rental operations	43,667	12,341	9,195	—	65,203
Sales	6,585	3,825	217	5,526	16,153
Other	431	361	120	—	912
Total gross profit	50,683	16,527	9,532	5,526	82,268
Selling and administrative expenses	24,627	6,770	6,689	1,209	39,295
Income from operations	$26,056	$9,757	$2,843	$4,317	$42,973
Interest expense					(3,247)
Foreign currency exchange loss					(25)
Provision for income taxes					(11,254)
Net income					$28,447

Other Information
Adjusted EBITDA [1]	$38,412	$22,345	$7,817	$4,386	$72,960
Average rental equipment [2]	$988,067	$362,760	$309,841
Average monthly total yield [3]	2.07%	2.67%	1.67%
Average utilization [4]	76.9%	65.9%	50.1%
Average monthly rental rate [5]	2.70%	4.05%	3.34%

1.      Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.

2.	Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
3.	Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
4.	Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
5.	Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended December 31, 2020
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$47,548	$27,916	$13,054	$—	$88,518
Rental related services	16,236	784	5,347	—	22,367
Rental operations	63,784	28,700	18,401	—	110,885
Sales	12,016	8,675	426	16,121	37,238
Other	351	438	68	—	857
Total revenues	76,151	37,813	18,895	16,121	148,980

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,790	11,343	4,093	—	21,226
Rental related services	11,688	583	4,074	—	16,345
Other	10,989	4,371	2,287	—	17,647
Total direct costs of rental operations	28,467	16,297	10,454	—	55,218
Costs of sales	8,737	4,573	478	9,320	23,108
Total costs of revenues	37,204	20,870	10,932	9,320	78,326

Gross Profit
Rental	30,769	12,202	6,674	—	49,645
Rental related services	4,548	201	1,273	—	6,022
Rental operations	35,317	12,403	7,947	—	55,667
Sales	3,279	4,102	(52)	6,801	14,130
Other	351	438	68	—	857
Total gross profit	38,947	16,943	7,963	6,801	70,654
Selling and administrative expenses	16,456	6,108	5,766	1,298	29,628
Income from operations	$22,491	$10,835	$2,197	$5,503	41,026
Interest expense					(1,983)
Foreign currency exchange gain					267
Provision for income taxes					(8,134)
Net income					$31,176

Other Information
Adjusted EBITDA [1]	$30,024	$22,767	$6,983	$5,567	$65,341
Average rental equipment [2]	$834,599	$333,505	$314,647
Average monthly total yield [3]	1.90%	2.74%	1.38%
Average utilization [4]	76.2%	67.1%	42.6%
Average monthly rental rate [5]	2.49%	4.08%	3.25%

1.      Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.

2.	Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
3.	Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
4.	Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
5.	Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Twelve months ended December 31, 2021
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$220,569	$113,419	$56,025	$—	$390,013
Rental related services	72,330	2,880	22,851	—	98,061
Rental operations	292,899	116,299	78,876	—	488,074
Sales	68,982	22,242	2,930	31,081	125,235
Other	1,435	1,653	436	—	3,524
Total revenues	363,316	140,194	82,242	31,081	616,833

Costs and Expenses
Direct costs of rental operations:
Depreciation	28,071	47,374	16,442	—	91,887
Rental related services	53,018	2,704	18,534	—	74,256
Other	60,429	19,148	11,492	—	91,069
Total direct costs of rental operations	141,518	69,226	46,468	—	257,212
Costs of sales	45,758	9,574	2,075	21,193	78,600
Total costs of revenues	187,276	78,800	48,543	21,193	335,812

Gross Profit
Rental	132,070	46,897	28,091	—	207,058
Rental related services	19,310	176	4,317	—	23,803
Rental operations	151,380	47,073	32,408	—	230,861
Sales	23,225	12,667	855	9,888	46,635
Other	1,435	1,653	436	—	3,524
Total gross profit	176,040	61,394	33,699	9,888	281,021
Selling and administrative expenses	92,603	25,152	25,542	5,303	148,600
Income from operations	$83,436	$36,243	$8,157	$4,585	$132,421
Interest expense					(10,455)
Foreign currency exchange loss					(210)
Provision for income taxes					(32,051)
Net income					$89,705

Other Information
Adjusted EBITDA [1]	$128,044	$85,723	$27,961	$4,844	$246,572
Average rental equipment [2]	$925,951	$351,895	$312,150
Average monthly total yield [3]	1.99%	2.69%	1.50%
Average utilization [4]	76.2%	67.0%	45.4%
Average monthly rental rate [5]	2.61%	4.01%	3.29%

1.      Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.

2.	Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
3.	Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
4.	Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
5.	Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Twelve months ended December 31, 2020
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$188,719	$109,083	$53,988	$—	$351,790
Rental related services	67,527	3,080	21,786	—	92,393
Rental operations	256,246	112,163	75,774	—	444,183
Sales	63,863	26,618	1,386	32,737	124,604
Other	1,415	2,030	322	—	3,767
Total revenues	321,524	140,811	77,482	32,737	572,554

Costs and Expenses
Direct costs of rental operations:
Depreciation	22,967	46,472	16,427	—	85,866
Rental related services	48,910	2,419	16,776	—	68,105
Other	47,762	17,133	8,923	—	73,818
Total direct costs of rental operations	119,639	66,024	42,126	—	227,789
Costs of sales	46,011	13,923	1,277	19,808	81,019
Total costs of revenues	165,650	79,947	43,403	19,808	308,808

Gross Profit
Rental	117,990	45,478	28,638	—	192,106
Rental related services	18,617	661	5,010	—	24,288
Rental operations	136,607	46,139	33,648	—	216,394
Sales	17,852	12,695	109	12,929	43,585
Other	1,415	2,030	322	—	3,767
Total gross profit	155,874	60,864	34,079	12,929	263,746
Selling and administrative expenses	68,470	24,306	24,764	5,453	122,993
Income from operations	$87,404	$36,558	$9,315	$7,476	$140,753
Interest expense					(8,787)
Foreign currency exchange gain					78
Provision for income taxes					(30,060)
Net income					$101,984

Other Information
Adjusted EBITDA [1]	$119,202	$85,082	$29,010	$7,729	$241,023
Average rental equipment [2]	$825,614	$336,399	$314,797
Average monthly total yield [3]	1.88%	2.70%	1.43%
Average utilization [4]	77.2%	66.2%	44.6%
Average monthly rental rate [5]	2.47%	4.08%	3.21%

1.      Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.

2.	Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
3.	Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
4.	Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
5.	Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization and share-based compensation.  The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements.  Management believes the exclusion of non-cash charges, including share-based compensation, is useful in measuring the Company’s cash available for operations and performance of the Company.  Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges.  The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow.  In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance.  Because Adjusted EBITDA is a non-GAAP financial measure as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net income	$28,447	$31,175	$89,705	$101,984
Provision for income taxes	11,254	8,134	32,051	30,060
Interest expense	3,247	1,983	10,455	8,787
Depreciation and amortization	27,648	23,394	106,695	94,643
EBITDA	70,596	64,686	238,906	235,474
Share-based compensation	2,364	655	7,666	5,549
Adjusted EBITDA [1]	$72,960	$65,341	$246,572	$241,023
Adjusted EBITDA margin [2]	41%	44%	40%	42%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

(dollar amounts in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Adjusted EBITDA [1]	$72,960	$65,341	$246,572	$241,023
Interest paid	(3,849)	(2,221)	(10,326)	(9,050)
Income taxes paid, net of refunds received	(1,013)	(10,199)	(9,087)	(34,903)
Gain on sale of used rental equipment	(7,653)	(5,219)	(25,441)	(19,329)
Foreign currency exchange loss (gain)	25	(267)	210	(78)
Amortization of debt issuance costs	4	3	15	11
Change in certain assets and liabilities:
Accounts receivable, net	9,332	6,117	(23,946)	4,783
Prepaid expenses and other assets	4,593	5,121	(6,816)	3,807
Accounts payable and other liabilities	(3,896)	2,871	15,481	3,229
Deferred income	(11,046)	(12,580)	9,082	(8,989)
Net cash provided by operating activities	$59,457	$48,967	$195,744	$180,504

1.	Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.
2.	Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

FOR INFORMATION CONTACT:	Keith E. Pratt
EVP & Chief Financial Officer
925-606-9200